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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                     -------------

                                       FORM 8-K


                                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


          Date of Report (Date of earliest event reported)     JULY 22, 1997


                              CS WIRELESS SYSTEMS, INC.
                (Exact name of registrant as specified in its charter)




          DELAWARE                       33-20295                23-2751747
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
     of incorporation)                                       Identification No.)


             200 CHISHOLM PLACE
                 SUITE 202
                PLANO, TEXAS                                       75075
  (Address of principal executive offices)                       (Zip Code)


          Registrant's telephone number, including area code:  (972) 633-4000

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ITEM 5.  OTHER EVENTS

    Pursuant to a Certificate of Written Consent of a Majority of the Stockholders in Lieu of an Annual Meeting ("Written Consent") dated July 22, 1997, CAI Wireless Systems, Inc. and Heartland Wireless Communications, Inc. elected the members of the Board of Directors of CS Wireless Systems, Inc. (the "Company"). Jared E. Abbruzzese, Alan Sonnenberg, David Webb, James P. Ashman, Robert D. Happ, D. Michael Sitton and William W. Sprague were re-elected to the Board to hold seven of the nine Director positions required under the Company's By-laws. Information regarding each of the Directors continuing to serve the Company is set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

    Carroll McHenry and Alan Wheeler were also elected to serve on the Board of Directors to fill the required Directors positions.

    Carroll D. McHenry, 54, is Chairman of the Board, President and Chief Executive Officer of Heartland Wireless Communications, Inc. ("Heartland"). He has served as Acting Chief Financial Officer of Heartland since April, 1997. For the past five years, Mr. McHenry was a senior executive at Alltel, Inc., a national communications holding company, most recently serving as President of Alltel's Communications Service Group, and serving as President of Alltel Mobile Communications, Inc., from July 1992 to May 1995. From 1991 to 1992, Mr. McHenry was Vice President of Cellular Business Development at Qualcomm, Inc. From 1989 to 1991, Mr. McHenry was President, Chief Executive Officer and Chairman of the Board of Celluland, Inc., a franchiser of cellular telephone stores. From 1980 to 1989, Mr. McHenry served in various capacities with Mobile Communications Corporation of America ("MCCA") and as President and Chief Executive Officer of American Cellular Communications, a joint venture between MCCA and BellSouth. Mr. McHenry is a director of Wireless One, Inc.

    Allen Wheeler, 64, is a director of Heartland and was Vice Chairman of its Board of Directors from February 1996 until February 1997. From January 1997 until February 1997, Mr. Wheeler served as the acting President and Chief Executive Officer of Heartland. Mr. Wheeler is also a member of the Compensation Committee of Heartland. Mr. Wheeler has owned and managed diversified investments through Allen Wheeler Management, Inc., a personal holding company, for over 20 years. Mr. Wheeler's investments have emphasized the media/communications industries. Mr. Wheeler has been a shareholder, director and officer of several media/communications companies involved in network and independent television stations, AM and FM radio stations, paging and telephony. Mr. Wheeler is currently a director of Wireless One, Inc. and Texoma Medical Center, Inc.

    Additionally, the majority of stockholders authorized pursuant to the Written Consent the (i) appointment of KPMG Peat Marwick as the Company's independent auditors for the fiscal year ending December 31, 1997, and the
(ii) amendment of the 1996 CS Wireless Systems, Inc. Incentive Stock Option Plan (the "Plan") to (a) increase the number of shares of the Company's common stock eligible for granting under the Plan to 1.5 million shares, (b) permit the Plan Committee to grant stock awards, other than Incentive Stock Options, to independent contractors and service providers to the Company and its affiliates and (c) provide maximum flexibility to

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the Committee administering the Plan to determine vesting, exercise and expiration terms of the stock awards granted under the Plan on a case-by-case basis.

ITEM 7.  FINANCIAL STATEMENTS, PROFORMA FINANCIAL INFORMATION AND
         EXHIBITS

        (c)  Exhibits

        10.1 Amended and Restated 1996 CS Wireless Systems, Inc. Incentive Stock Plan.




                                      SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    DATED: August 11, 1997             CS WIRELESS SYSTEMS, INC.


                                  BY:  /s/ JEFFREY A. KUPP
                                       -------------------------------------
                                       JEFFREY A. KUPP
                                       SENIOR VICE PRESIDENT-FINANCE
                                       AND CHIEF FINANCIAL OFFICER
                                       (PRINCIPAL FINANCIAL OFFICER)